      As filed with the Securities and Exchange Commission on July 31, 2001

                                            Registration No. 333-
                                                                 ---------------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            STILLWATER MINING COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      81-0480654
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                  737 PALLADIUM PLACE, COLUMBUS, MONTANA 59019
               (Address of principal executive offices) (Zip Code)

                              --------------------

                           1998 EQUITY INCENTIVE PLAN
                          GENERAL EMPLOYEE STOCK PLAN
                            (Full title of the plans)

                              --------------------

                              Francis R. McAllister
                             Chief Executive Officer
                            Stillwater Mining Company
                               737 Palladium Place
                             Columbus, Montana 59019
                                 (406) 322-8700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                         Proposed              Proposed
              Title of                                                    Maximum               Maximum
             Securities                             Amount               Offering              Aggregate             Amount of
                to be                                to be                 Price               Offering            Registration
             Registered                          Registered(1)         per Share(2)            Price(2)                 Fee
------------------------------------------------------------------------------------------------------------------------------------
1998 Equity Incentive Plan
Common Stock, $0.01 par value                  1,000,000 shares         $  25.62              $25,620,000          $    6,405
                                                                         -------               ----------           ---------

General Employee Stock Option Plan
Common Stock, $0.01 par value                    800,000 shares         $  25.62              $20,496,000          $    5,124
                                                                         -------               ----------           ---------
                                               ----------------                                                -----------------

                                               1,800,000 shares                  Aggregate Registration Fee        $   11,529
====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Stillwater Mining Company 1998 Equity Incentive Plan or General Employee Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Registrant's Common Stock on July 30, 2001, as reported by the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Stillwater Mining Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Commission on March 30, 2001, pursuant to Section 13 of the Securities Act of 1934, as amended (the "1934 Act");

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed with the Commission on April 20, 2001, pursuant to Section 13 of the 1934 Act;

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed with the Commission on July 19, 2001, pursuant to Section 13 of the 1934 Act; and

         (d) The Registrant's Registration Statement (No. 001-13053) on Form 8-A12B, filed with the Commission on June 13, 2001 pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Article 6 of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Company or its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit Number        Exhibit
--------------        -------
      4.1             Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
                      Registration Statement No. 001-13053 on Form 8-A12B, as amended, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this
                      Registration Statement.
      5.1             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1             Consent of KPMG LLP.
     23.2             Consent of PricewaterhouseCoopers LLP.
     23.3             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
     24.1             Power of Attorney.  Reference is made to pages II-4 and 5 of this Registration Statement.
     99.1             1998 Equity Incentive Plan (as amended March 2000).
     99.2             General Employee Stock Plan (as amended July 2001).

ITEM 9.  UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; and (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Equity Incentive Plan and General Employee Stock Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to

Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference into the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1933, as amended (the "1933 Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Montana, on this 31st day of July, 2001.


                                       STILLWATER MINING COMPANY


                                       By /s/ FRANCIS R. MCALLISTER
                                         ---------------------------------------
                                         Francis R. McAllister
                                         Chief Executive Officer and
                                         Chairman of the Board

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That each person whose signature appears below constitutes and appoints Francis R. McAllister, Chief Executive Officer and Chairman of the Board, and James A. Sabala, Vice President and Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signatures                                       Title                                         Date
----------                                       -----                                         ----

/s/ Francis R. McAllister                        Chief Executive Officer and                   July 31, 2001
--------------------------------------------     Chairman of the Board (Principal
Francis R. McAllister                            Executive Officer)


/s/ James A. Sabala                              Vice President and Chief Financial Officer    July 31, 2001
--------------------------------------------     (Principal Financial and Accounting Officer)
James A. Sabala



/s/ Richard E. Gilbert                           Director                                      July 31, 2001
--------------------------------------------
Richard E. Gilbert

Signatures                                       Title                                         Date
----------                                       -----                                         ----

/s/ Apolinar Guzman                              Director                                      July 31, 2001
--------------------------------------------
Apolinar Guzman



/s/ Patrick M. James                             Director                                      July 31, 2001
--------------------------------------------
Patrick M. James



/s/ Stephen V. Kearney                           Director                                      July 31, 2001
--------------------------------------------
Stephen V. Kearney



/s/ Malcolm W. MacNaught                         Director                                      July 31, 2001
--------------------------------------------
Malcolm W. MacNaught



/s/ Joseph P. Mazurek                            Director                                      July 31, 2001
--------------------------------------------
Joseph P. Mazurek



/s/ Peter Steen                                  Director                                      July 31, 2001
--------------------------------------------
Peter Steen

                                  EXHIBIT INDEX


Exhibit Number        Exhibit
--------------        -------
      4.1             Instruments Defining Rights of Stockholders.  Reference is made to Registrant's
                      Registration Statement No. 001-13053 on Form 8-A12B, as amended, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this
                      Registration Statement.
      5.1             Opinion and consent of Brobeck, Phleger & Harrison LLP.
     23.1             Consent of KPMG LLP.
     23.2             Consent of PricewaterhouseCoopers LLP.
     23.3             Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.
     24.1             Power of Attorney.  Reference is made to pages II-4 and 5 of this Registration Statement.
     99.1             1998 Equity Incentive Plan (as amended March 2000).
     99.2             General Employee Stock Plan (as amended July 2001).